EXHIBIT 99.1
COVANTA HOLDING CORPORATION REAFFIRMS GUIDANCE FOR OPERATING
CASH FLOW AND ADJUSTED EBITDA WHILE REVISING GUIDANCE FOR
DILUTED EARNINGS PER SHARE;
REVISION REFLECTS ADJUSTMENTS TO NON-CASH INTEREST EXPENSE
FAIRFIELD, NJ, May 18, 2009 — Covanta Holding Corporation (NYSE: CVA) announced today that it has revised its 2009 guidance to reflect the impact of the offering of new convertible notes, announced today in a separate press release, as well as changes associated with a recent accounting pronouncement.
As noted above, the Company announced today its intention to issue cash convertible senior notes due 2014. The offering is expected to be in the aggregate amount of $300 million, with an over-allotment option of up to an additional $45 million aggregate principal amount. Under applicable accounting rules, this debt will require the Company to recognize additional non-cash interest expense.
On January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) with respect to its outstanding 1.00% Senior Convertible Debentures due 2027 (the “Debentures”). Pursuant to FSP APB 14-1, the Company is separately accounting for the liability and equity components of the instrument. The debt component is recognized at the present value of its cash flows and the resultant debt discount is accreted over the expected life of the Debentures, which was originally determined to be February 1, 2027. Upon subsequent review, the accretion period was revised to February 1, 2012, the Debentures’ first permitted redemption date. As a result of this change, non-cash convertible debt interest expense will increase and diluted earnings per share will decrease.
Giving effect to the above referenced events results in a change to our diluted earnings per share guidance. These events have no significant impact on either Operating Cash Flow or Adjusted EBITDA. Accordingly, we are reaffirming our Operating Cash Flow and Adjusted EBITDA guidance. Our revised guidance for 2009 is:
-	Operating Cash Flow in the range of $325 million to $375 million;

-	Adjusted EBITDA of $500 million to $540 million; and

-	Diluted earnings per share of $0.65 to $0.80.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 38 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 17 million tons of waste into more than 8 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in domestic and international markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
Or
Vera Carley
Director, Media Relations and Corporate Communications
1-973-882-2439